UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2009

Finlay Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25716	13-3492802
(State or other jurisdiction	(CommissionFile Number)
of incorporation)		(IRS Employer
Identification No.)

529 Fifth Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(212) 808-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported by Finlay Enterprises, Inc. (the “Registrant”) in its Quarterly Report on Form 10-Q for the quarter ended May 2, 2009, filed with the Securities and Exchange Commission on June 16, 2009, Finlay Fine Jewelry Corporation, the Registrant’s wholly-owned subsidiary (“Finlay Jewelry”), failed to make a semi-annual interest payment of $1.7 million that was due on June 1, 2009 to the holders of Finlay Jewelry’s 8-3/8% Senior Notes due June 1, 2012 (the “Senior Notes”).  The indenture governing the Senior Notes provides for a 30-day grace period for the payment of interest.  Finlay Jewelry also did not make the interest payment during the 30-day grace period, which ended on July 1, 2009.  Finlay Jewelry’s failure to make the interest payment by July 1, 2009 constitutes an event of default under the indenture governing the Senior Notes.

Under the terms of the indenture governing the Senior Notes, as a result of the event of default, the trustee under the indenture or the holders of at least 25% of the Senior Notes may by written notice declare the Senior Notes immediately due and payable. As of the time of the filing of this Current Report on Form 8-K, neither the trustee under the indenture nor holders of at least 25% of the Senior Notes have provided written notice of the default or declared the Senior Notes to be immediately due and payable.  An acceleration of the Senior Notes would constitute an event of default under Finlay Jewelry’s 11.375%/12.125% Senior Secured Second Lien Notes due June 1, 2012 and Finlay Jewelry’s 8.375%/8.945% Senior Secured Third Lien Notes due June 1, 2012.

           Finlay Jewelry’s failure to make the Senior Note interest payment by July 1, 2009 also constitutes an event of default under Finlay Jewelry’s revolving credit agreement (the “Revolving Credit Agreement”), giving the lenders under the Revolving Credit Agreement the right to accelerate repayment of the outstanding balance under the Revolving Credit Agreement at any time.  Since February 2009, Finlay Jewelry has also been in default of a covenant under the Revolving Credit Agreement requiring the achievement of certain weekly targeted percentages of sales and cash receipts and maintenance of cash disbursements below certain targeted percentages. Although the lenders under the Revolving Credit Agreement reserve all rights and remedies under the Revolving Credit Agreement and can accelerate repayment of the outstanding balance at any time, as of the time of the filing of this Current Report on Form 8-K, they have not exercised their right to accelerate repayment of the outstanding balance.

           Finlay Jewelry does not intend to make the interest payment on the Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.
Date: July 2, 2009
	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick
Senior Vice President, Treasurer and Chief Financial Officer